Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement - Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of BankUnited Financial Corporation of our report dated November 12, 1997 appearing on page 55 of BankUnited Financial Corporation's Annual Report on Form 10-K/A for the year ended September 30, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement - Prospectus.


/S/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Miami, Florida
April 15, 1998